Exhibit 99.1

For more information:
Ron Barden, CFO
Intersections Inc.
703.488.6810
IR@intersections.com

Intersections Inc. Reports Fourth Quarter 2017 Results

•	$160 million consolidated revenue for full year 2017
•	$40 million fourth quarter 2017 consolidated revenue, up 1.9% compared to third quarter 2017
•	1.1 million subscribers as of December 31, 2017

CHANTILLY, VA – April 2, 2018 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended December 31, 2017.

“I am very pleased with the fourth quarter 2017 results, posting an increase in total revenue compared to the third quarter, generating consolidated income from continuing operations before income taxes of $1.3 million after six consecutive loss quarters, and reporting adjusted EBITDA of $4.0 million, which is the highest of the last eight quarters,” said Michael R. Stanfield, Executive Chairman and President. “After navigating the shock to our business from the regulatory impact of the CFPB, and the disappointing results of our non-identity theft protection ventures, Intersections has effectively invested in and built new and innovative tools for the world of identity fraud and data theft.” Mr. Stanfield continued, “New marketing channels, an invigorated team, and the highest level of compromised data and identity crimes in history are creating a significant opportunity for success.”

Key Accomplishments and Developments:

•
The Identity Guard® with Watson™ technology platform and product suite was launched on June 26, 2017. During the fourth quarter, development activities were completed to expand the Identity Guard® with Watson™ platform to offer consumers both an entry level service, Value, and a premium service, Premier, in addition to our Total service plan. All three tiers of service for Identity Guard® with Watson™ include an option for a robust family coverage service. The Identity Guard® with Watson™ product suite is now the Company’s primary offering.

•
Successfully completed first business development campaign working with employers and their employee benefits advisors to make Identity Guard® offerings available to employees across the U.S. New employer programs acquired were launched in the fourth quarter of 2017 and the first quarter of 2018. As of December 31, 2017, contracts were in place with employers with approximately 170,000 eligible employees.

•
Significantly advanced the transformation of sales and marketing capabilities by continuing to invest in in-house business development capabilities covering employee benefits, partner and breach channels as well as the client support team. The cumulative month’s experience with Intersections of the employee benefits sales team more than doubled from 40 months to over 100 months during 2017 and the distribution network was significantly expanded by establishing relationships with 15 national and over 125 regional/local employee benefits advisors and brokerages.

•	The completion of the divestiture program in the third quarter of 2017 eliminated discontinued operations that used cash of $2.4 million and $17.2 million in 2017 and 2016, respectively.

Consolidated Fourth Quarter and Year-to-Date Results:

Consolidated revenue for the quarter ended December 31, 2017 was $40.0 million, compared to $42.2 million for the quarter ended December 31, 2016. Income (loss) from continuing operations before income taxes for the quarter ended December 31, 2017 was $1.3 million, compared to $(1.2) million for the quarter ended December 31, 2016. Adjusted EBITDA for the quarter ended December 31, 2017 was $4.0 million, compared to $2.4 million for the quarter ended December 31, 2016. Basic and diluted income (loss) from continuing operations per share for the quarter ended December 31, 2017 was $0.13, compared to $(0.06) for the quarter ended December 31, 2016.

Consolidated revenue for the year ended December 31, 2017 was $159.6 million, compared to $175.6 million for the year ended December 31, 2016. Loss from continuing operations before income taxes for the year ended December 31, 2017 was $(13.7) million, compared to $(3.4) million for the year ended December 31, 2016. Adjusted EBITDA for the year ended December 31, 2017 was $3.2 million, compared to $10.7 million for the year ended December 31, 2016. Basic and diluted loss from continuing operations per share for the year ended December 31, 2017 was $(0.49), compared to $(0.15) for the year ended December 31, 2016.

Consolidated Fourth Quarter Highlights:

•
Identity Guard® subscriber revenue was $13.6 million for the quarter ended December 31, 2017, compared to $12.4 million for the quarter ended September 30, 2017 and $12.1 million for the quarter ended December 31, 2016. The Identity Guard® subscriber base was 359 thousand subscribers as of December 31, 2017, compared to 338 thousand subscribers as of September 30, 2017. The increase in the subscriber base was primarily from growth in the direct to consumer and employee benefits channels.

•
Revenue from U.S. financial institution clients was $20.0 million for the quarter ended December 31, 2017 compared to revenue of $20.8 million for the quarter ended September 30, 2017. Revenue decreased on average by 1.2% per month during the fourth quarter, which the Company believes is representative of normal attrition given the discontinuation of marketing and retention efforts for this population.

•
Income (loss) from continuing operations before income taxes for the quarter ended December 31, 2017 was $1.3 million, compared to $(3.0) million for the quarter ended September 30, 2017, and $(1.2) million for the quarter ended December 31, 2016.

•
Adjusted EBITDA for the quarter ended December 31, 2017 was $4.0 million, compared to $1.0 million for the quarter ended September 30, 2017 and $2.4 million for the quarter ended December 31, 2016. The fourth quarter marked the third consecutive quarter of improvement in Adjusted EBITDA and the second consecutive quarter of positive Adjusted EBITDA.

Liquidity:

As of December 31, 2017, the Company had a cash balance of $8.5 million, and an outstanding principal balance of $21.5 million under its new credit agreement, as amended. Cash (used in) operating activities of continuing operations for the year ended December 31, 2017 was $(50) thousand. Cash provided by operating activities of continuing operations for the quarter ended December 31, 2017 was $1.8 million.

The Company began expanding its business development capabilities in 2016 to address market channel and distribution opportunities and continued the expansion of this team in 2017. As a result, cash used in operating activities for the year includes approximately $4.7 million for business development activities, the significant majority of which is personnel cost. The Company expects to continue its spending on business development activities at approximately the same level as 2017 for 2018.

Cash used in operating activities included $6.9 million in the year ended December 31, 2017 for deferred subscription and solicitation costs related to our direct-to-consumer marketing, including $595 thousand in the fourth quarter. The Company implemented changes beginning in the second quarter to reduce the cash marketing spending in this channel and expects the use of cash for this purpose to continue to decline into 2018.

The Company continued to develop new product features primarily for the Identity Guard® with Watson™ platform during the year ended December 31, 2017. As a result, the Company invested approximately $4.5 million in internally developed capitalized software for the year. The Company expects to continue its investments in product development at approximately the same level as 2017 for 2018.

For additional information, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K.

Fourth Quarter 2017 Business Update Conference Call:

The Company will hold a conference call to provide a fourth quarter 2017 business update on Tuesday, April 3, 2018 at 4:30 p.m. Eastern Time.

Interested parties can access the live webcast on the Investor's page at Intersections Inc.’s website www.intersections.com. The live call can be accessed by dialing the toll-free numbers below. Those who wish to participate in the Q&A session must dial in.

WHAT:	Intersections Inc. Fourth Quarter 2017 Conference Call

WHEN:	April 3, 2018
4:30 p.m. Eastern Time

HOW:	Dial in: 888-771-4384
International: 847-585-4409
For a current list of alternate local and International Freephone telephone numbers, please click here.

Participant Pass code: 7563542#

To pre-register for the conference, please click here.

The replay of the webcast will be available April 3, 2018 at 7:00 p.m. (Eastern Time) through April 10, 2018 at 11:59 PM (Eastern Time). The dial-in for the replay is 888-843-7419 or 630-652-3042 with the replay access code of 7563542#.

Non-GAAP Financial Measures:

“Adjusted EBITDA” represents consolidated (loss) income from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; loss on disposal of fixed assets; (gain) loss on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense.

Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the accompanying tables and footnotes to this release and in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

Forward-Looking Statements:

Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the success of our strategic objectives; our ability to meet the targets disclosed by management with respect to costs and revenue, and that these targets do not represent historical performance, projected results or guidance; our ability to generate revenue from our partner sales strategy and business development pipeline with our distribution partners; the impact of shutting down and then divesting our Pet Health Monitoring segment; the timing and success of new product launches and other growth initiatives, including our Identity Guard® with Watson™ product; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional charges for non-income business taxes or otherwise, or impairment costs or charges on goodwill and/or other assets; our ability to control costs; our failure to protect private data due to a security breach or other unauthorized access; our ability to maintain sufficient liquidity and produce sufficient cash flow to fund our business, growth strategy and debt service obligations; the impact of our recent senior management changes; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative software solutions to help consumers and businesses manage the potential risks associated with the proliferation of their data in the virtual world. Under its IDENTITY GUARD® brand, the company utilizes advanced data-enabled technologies, including artificial intelligence, to help monitor, manage and protect sensitive information. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

Explanatory Note:

The information in the following tables is presented giving effect to the disposal of Voyce, with its historical financial results reflected as discontinued operations. We made adjustments to our historical financial results for certain costs and overhead allocations to either discontinued or continuing operations for the year ended December 31, 2017 and 2016; for additional information, please see "Note 2 — Basis of Presentation and Consolidation" in our most recent Annual Report on Form 10-K.

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Year Ended December 31,
	2017	2016
REVENUE	$159,620	$175,592
OPERATING EXPENSES:
Marketing	11,330	13,156
Commission	38,386	42,775
Cost of revenue	51,710	53,797
General and administrative	62,530	59,671
Loss on dispositions of Captira and Habits at Work	106	—
Impairment of intangibles and other assets	—	1,428
Depreciation	5,485	4,763
Amortization	152	513
Total operating expenses	169,699	176,103
LOSS FROM OPERATIONS	(10,079)	(511)
Interest expense, net	(2,227)	(2,366)
Loss on extinguishment of debt	(1,525)	—
Other income (expense), net	126	(487)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(13,705)	(3,364)
Income tax benefit (expense) from continuing operations	1,915	(75)
LOSS FROM CONTINUING OPERATIONS	(11,790)	(3,439)
Loss from discontinued operations, net of tax	(2,534)	(27,030)
NET LOSS	$(14,324)	$(30,469)
Basic and diluted loss per common share:
Loss from continuing operations	$(0.49)	$(0.15)
Loss from discontinued operations	(0.11)	(1.16)
Net loss per common share, basic and diluted	$(0.60)	$(1.31)
Weighted average common shares outstanding, basic and diluted	23,885	23,259

INTERSECTIONS INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,502	$10,797
Accounts receivable, net of allowance for doubtful accounts of $34 (2017) and $15 (2016)	8,225	9,449
Prepaid expenses and other current assets	3,232	3,711
Income tax receivable	2,545	3,314
Deferred subscription solicitation and commission costs	1,655	5,050
Current assets of discontinued operations and assets held for sale	—	575
Total current assets	24,159	32,896
PROPERTY AND EQUIPMENT, net	11,040	10,611
GOODWILL	9,763	9,763
INTANGIBLE ASSETS, net	58	210
OTHER ASSETS	1,459	862
TOTAL ASSETS	$46,479	$54,342
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,498	$2,000
Accrued expenses and other current liabilities	8,533	10,978
Accrued payroll and employee benefits	1,501	4,128
Commissions payable	141	99
Current portion of long-term debt, net	—	2,146
Capital leases, current portion	423	471
Deferred revenue	7,759	11,430
Current liabilities of discontinued operations and liabilities held for sale	—	858
Total current liabilities	21,855	32,110
LONG-TERM DEBT, net	20,736	10,092
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	392	865
OTHER LONG-TERM LIABILITIES	2,895	3,436
DEFERRED TAX LIABILITY, net	7	1,905
TOTAL LIABILITIES	45,885	48,408

STOCKHOLDERS’ EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 28,194 (2017) and 27,303 (2016); shares outstanding 24,102 (2017) and 23,733 (2016)	282	273
Additional paid-in capital	150,305	142,247
Warrants	2,840	—
Treasury stock, shares at cost; 4,092 (2017) and 3,570 (2016)	(35,745)	(33,822)
Accumulated deficit	(117,088)	(102,764)
TOTAL STOCKHOLDERS’ EQUITY	594	5,934
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,479	$54,342

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,324)	$(30,469)
Loss from discontinued operations, net of tax	(2,534)	(27,030)
Loss from continuing operations	(11,790)	(3,439)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	5,637	5,275
Deferred income tax, net	(1,898)	—
Amortization of debt issuance cost	200	884
Accretion of debt discount	104
Provision for doubtful accounts	19	(89)
Loss on disposal of fixed assets	—	267
Share based compensation	8,530	4,745
Amortization of deferred subscription solicitation and commission costs	10,326	12,655
Loss on disposition of Captira Analytical	130	—
Gain on disposition of Habits at Work	(24)	—
Loss on extinguishment of debt	1,525	—
Impairment of goodwill, intangibles and other assets	—	1,428
Changes in assets and liabilities:
Accounts receivable	1,204	65
Prepaid expenses, other current assets and other assets	(91)	796
Income tax receivable, net	769	4,415
Deferred subscription solicitation and commission costs	(6,931)	(10,744)
Accounts payable and accrued liabilities	(3,608)	(8,308)
Commissions payable	28	(59)
Deferred revenue	(3,639)	5,925
Other long-term liabilities	(541)	(554)
Cash flows (used in) provided by continuing operations	(50)	13,262
Cash flows used in discontinued operations	(2,398)	(17,183)
Net cash used in operating activities	(2,448)	(3,921)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received for the liquidating distribution of White Sky, Inc.	—	57
Net cash paid for the disposition of Captira Analytical	(315)	—
Decrease (increase) in restricted cash	135	(265)
Cash paid for withholding tax on vesting of RSUs in exchange for promissory note	(130)	—
Proceeds from sale of property and equipment	—	394
Acquisition of property and equipment	(6,077)	(5,764)
Cash flows used in continuing operations	(6,387)	(5,578)
Cash flows provided by (used in) discontinued operations	4	(1,031)
Net cash used in investing activities	(6,383)	(6,609)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	21,500	20,000
Repayments of debt	(13,920)	(6,568)
Repurchase of common stock	(1,511)	—
Proceeds from issuance of warrants	2,200	—
Cash paid for debt and equity issuance costs	(322)	(1,990)
Capital lease payments	(548)	(719)
Withholding tax payment on vesting of restricted stock units	(1,244)	(486)
Net cash provided by financing activities	6,155	10,237
DECREASE IN CASH AND CASH EQUIVALENTS	(2,676)	(293)
CASH AND CASH EQUIVALENTS — Beginning of period	10,797	11,471
Cash reclassified to assets held for sale at beginning of period	381	—
Less: cash reclassified to assets held for sale at end of period	—	(381)
CASH AND CASH EQUIVALENTS — End of period	$8,502	$10,797
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$1,874	$1,641
Cash paid for taxes	$9	$28
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Equipment obtained under capital lease, including acquisition costs	$202	$241
Equipment additions accrued but not paid	$22	$173
Withholding tax payments accrued on vesting of restricted stock units and stock option exercises	$27	$—
Shares withheld in lieu of withholding taxes on vesting of restricted stock awards	$35	$39

INTERSECTIONS INC.
OTHER DATA
(in thousands)
(unaudited)

Revenue

The following tables provide comparative details of our revenue information for the quarters ended December 31, 2017, September 30, 2017 and December 31, 2016, and for the years ended December 31, 2017 and 2016:

	Quarter Ended
	December 31, 2017	September 30, 2017	Change	December 31, 2016	Change
Identity Guard® (1)	$13,618	$12,396	9.9%	$12,097	12.6%
Canadian business	3,412	3,405	0.2%	3,084	10.6%
U.S. financial institutions	20,022	20,774	(3.6)%	22,803	(12.2)%
Breach services & other (1)	1,266	1,270	(0.3)%	1,601	(20.9)%
Personal Information Services revenue	38,318	37,845	1.2%	39,585	(3.2)%
Other business units	1,670	1,403	19.0%	2,615	(36.1)%
Consolidated revenue	$39,988	$39,248	1.9%	$42,200	(5.2)%

	Year Ended December 31,
	2017	2016	Change
Identity Guard® (1)	$50,507	$50,571	(0.1)%
Canadian business	13,096	12,488	4.9%
U.S. financial institutions	84,064	96,202	(12.6)%
Breach services & other (1)	5,484	4,441	23.5%
Personal Information Services revenue	153,151	163,702	(6.4)%
Other business units	6,469	11,890	(45.6)%
Consolidated revenue	$159,620	$175,592	(9.1)%

(1)
We periodically refine the criteria used to calculate and report our subscriber data. In the year ended December 31, 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

Personal Information Services Segment Subscribers

The following tables provide details of our Personal Information Services segment subscriber information for the three months and year ended December 31, 2017:

Three months ended:

	Financial Institution	Identity Guard® (1)	Canadian Business Lines	Total
	(in thousands)
Balance at September 30, 2017	640	338	159	1,137
Additions	—	44	25	69
Cancellations	(20)	(23)	(23)	(66)
Balance at December 31, 2017	620	359	161	1,140

Year ended:

	Financial Institution	Identity Guard® (1)	Canadian Business Lines	Total
	(in thousands)
Balance at December 31, 2016	705	317	162	1,184
Additions	2	160	106	268
Cancellations	(87)	(118)	(107)	(312)
Balance at December 31, 2017	620	359	161	1,140

(1)
We periodically refine the criteria used to calculate and report our subscriber data. In the year ended December 31, 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The tables below include financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), as well as other financial measures referred to as non-GAAP financial measures. Adjusted EBITDA (as defined below) is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation. An explanation regarding the Company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the Company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss), general and administrative expense, and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted EBITDA represents consolidated (loss) income from continuing operations before income taxes plus (minus): share related compensation; non-cash impairment of goodwill, intangibles and other assets; loss on disposal of fixed assets; (gain) loss on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; (benefit) from change in vacation policy; depreciation and amortization; and interest expense. We believe that the consolidated Adjusted EBITDA calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance. Adjusted EBITDA is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use Adjusted EBITDA to evaluate the operating performance of the Company. In addition, consolidated Adjusted EBITDA, as defined in our Credit Agreement with PEAK6 Investments, L.P., as amended, is used to measure covenant compliance.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of Adjusted EBITDA when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Adjusted EBITDA has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following tables reconcile consolidated (loss) income from continuing operations before income taxes to Adjusted EBITDA, as defined, for the previous eight quarters through December 31, 2017. The information in the following tables is presented giving effect to the disposal of Voyce, with its historical financial results reflected as discontinued operations. We made adjustments to our historical financial results for certain costs and overhead allocations to either discontinued or continuing operations for the year ended December 31, 2016 and 2017; for additional information, please see "Note 2 — Basis of Presentation and Consolidation" in our most recent Form 10-Q. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

In the second quarter of 2016, we ceased adding other expense (income) to consolidated loss before income taxes as part of our calculation of Adjusted EBITDA, to be consistent with the definition of Adjusted EBITDA in our Prior Credit Agreement. Prior periods have been recast to reflect the new presentation. For additional information, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Form 10-Q.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands, unaudited)

Consolidated Adjusted EBITDA (as recast and revised):

	2017 Quarter Ended				2016 Quarter Ended
	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
Reconciliation from consolidated income (loss) from continuing operations before income taxes to consolidated Adjusted EBITDA:
Consolidated income (loss) from continuing operations before income taxes (1)	$1,270	$(2,960)	$(7,765)	$(4,250)	$(1,150)	$(2,176)	$(668)	$630
Non-cash share based compensation (1)	1,948	1,809	3,676	1,097	87	2,216	1,364	1,078
Impairment of goodwill, intangibles and other assets	—	—	(86)	86	1,428	—	—	—
Loss on disposal of fixed assets	—	—	—	—	6	5	256	—
(Gain) loss on sales of Captira Analytical and Habits at Work	—	—	(24)	130	—	—	—	—
Loss on extinguishment of debt	—	—	1,525	—	—	—	—	—
Benefit from change in vacation policy	(1,113)	—	—	—	—	—	—	—
Depreciation and amortization	1,548	1,407	1,336	1,346	1,323	1,167	1,359	1,426
Interest expense, net	332	701	603	591	664	621	839	242
Consolidated Adjusted EBITDA	$3,985	$957	$(735)	$(1,000)	$2,358	$1,833	$3,150	$3,376

	Year Ended December 31,
	2017	2016
Reconciliation from consolidated loss from continuing operations before income taxes to consolidated Adjusted EBITDA:
Consolidated loss from continuing operations before income taxes	$(13,705)	$(3,364)
Non-cash share based compensation	8,530	4,745
Impairment of goodwill, intangibles and other assets	—	1,428
Loss on disposal of fixed assets	—	267
Loss on sales of Captira Analytical and Habits at Work	106	—
Loss on extinguishment of debt	1,525	—
Benefit from change in vacation policy	(1,113)	—
Depreciation and amortization	5,637	5,275
Interest expense, net	2,227	2,366
Consolidated Adjusted EBITDA	$3,207	$10,717
Consolidated Revenue from Continuing Operations	$159,620	$175,592
Consolidated Adjusted EBITDA % of Revenue	2.0%	6.1%

Note (1): The results of operations for the years ended December 31, 2017 and 2016 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands, unaudited)

Consolidated Adjusted G&A Expense (as recast and revised):

	2017 Quarter Ended				2016 Quarter Ended
	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
Reconciliation from consolidated general and administrative expenses to Adjusted G&A Expense:
Consolidated general and administrative expenses (1)	$13,361	$14,826	$17,962	$16,381	$14,361	$15,729	$15,940	$13,641
Non-cash share based compensation (1)	(1,948)	(1,809)	(3,676)	(1,097)	(87)	(2,216)	(1,364)	(1,078)
Benefit from change in vacation policy	1,113	—	—	—	—	—	—	—
Adjusted G&A Expense	$12,526	$13,017	$14,286	$15,284	$14,274	$13,513	$14,576	$12,563

	Year Ended December 31,
	2017	2017
Reconciliation from consolidated general and administrative expenses to Adjusted G&A Expense:
Consolidated general and administrative expenses	$62,530	$59,671
Non-cash share based compensation	(8,530)	(4,745)
Benefit from change in vacation policy	1,113	—
Adjusted G&A Expense	$55,113	$54,926

Note (1): The results of operations for the years ended December 31, 2017 and 2016 have been recast to show the effects of our discontinued operations and to reflect an adjustment to our share based compensation expense. For additional information, please see Note 21 to our consolidated financial statements in our most recent Form 10-K.